GEHL                                   [GRAPHIC OMITTED]

                                       Gehl Company         Tel:  262/334-9461
                                       143 Water Street     Fax: 262/334-6603
CONTACT:                               P.O. Box 179         http://www.gehl.com
Kenneth Hahn (investors)               West Bend, WI  53095-0179
Vice President, Finance & Treasurer    USA
262-334-6632
                                       News Release


Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212-687-8080


           GEHL REPORTS SECOND QUARTER 2001 RESULTS OF $.58 PER SHARE
                 -----------------------------------------------

      WEST BEND, WI, July 26, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of compact construction and agricultural equipment, today reported net income for the second quarter ended June 30, 2001 of $3.2 million, or $0.58 per diluted share, exceeding the Company's revised guidance of $.52 to $.57 per diluted share. Net sales were $77.4 million in the quarter, above guidance of $74.5 to $76.0 million. Second quarter 2001 results compare to net income of $5.1 million, or $0.90 per diluted share, and net sales of $79.1 million for the second quarter of 2000. For the first six months of 2001, Gehl reported net income of $4.2 million and net sales of $141.1 million.

      "As we indicated in late June, second quarter results were clearly impacted by soft economic conditions and related weakness in the construction equipment market, particularly the steep drop in the North American telescopic handler market which is down 27% industry-wide through June - as well as currency trends that are dampening export shipments and a dealer community that continues to manage its inventory levels conservatively," said William D. Gehl, Chairman, President and CEO. "That said, we are pleased that Company-wide North American skid loader shipments in the second quarter increased 4% over the comparable period of 2000, in the face of the overall North American skid loader retail market being down 5% for the same period. Further, we are making significant strides in executing the series of strategic initiatives we identified previously to further enhance shareholder value, including the introduction of several new products in the first half of 2001."


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
Construction Equipment Sales
----------------------------

     Sales of construction equipment in the second quarter of 2001 were $41.3 million, compared with $49.9 million in the second quarter of 2000. Company sales and industry markets continued to be unfavorably affected by the impacts of lower rental rates for compact construction equipment, particularly telescopic handlers - as well as the adverse effects of the weak Euro on export shipments and rental dealers' caution about adding to or replacing fleet units. Offsetting these industry-wide difficult conditions are some early successes for Gehl in selling telescopic handlers through its Mustang distribution channel and the continued favorable market acceptance of the four new skid loader models introduced earlier this year for Gehl and Mustang dealers.

Agricultural Equipment Sales
----------------------------

      Gehl reported agricultural equipment sales of $36.1 million in the second quarter of 2001, compared with $29.2 million during the year-ago period. The Company experienced continued success in leveraging its agricultural equipment distribution network for shipments of compact construction equipment, including telescopic handlers, compact excavators and mini-loaders. The Company is encouraged by sales of its recently introduced round baler product line and new Agri-Loader telescopic handler products designed exclusively for the agricultural market. Improved domestic milk prices also contributed to the positive performance of the Company's agricultural equipment business.

Gross Margins and Expenses
--------------------------

      For the second quarter of 2001, Gehl's gross margin was 25.4% versus 27.1% for the same period in 2000. Gross margin for construction equipment was 22.4% for the second quarter, compared with 25.2% for the second quarter of 2000. The decrease in construction equipment gross margin during the quarter was the result of competitive market conditions, lower production volumes and a less favorable mix of products. Gross margin for agricultural equipment was 28.9%, compared with 30.2% for the comparable period in 2000.

      Operating expense levels in the second quarter of 2001 were $13.4 million, or 17.4% of net sales, compared with $11.4 million, or 14.4% of net sales, in the second quarter of 2000. Gehl continues to invest in revenue-enhancing projects to position the Company for future growth and


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
market share expansion, which include its web-enabled attachment business, CE Attachments, Inc., new product development, implementation of its enterprise resource planning (ERP) system, and the centralization of service parts distribution. Such investments, combined with increased selling-related costs resulting from competitive market conditions, and a lower level of sales, contributed to the Company's increased operating expenses as a percentage of net sales. Lower interest and interest-related costs, such as costs of selling retail finance contracts receivable, due to the overall lower interest rate environment offset, in part, the operating expense increase.

Full Year Outlook
-----------------

      Commenting on the full year outlook, William D. Gehl stated, "We believe that we should be able to meet the lower end of previous guidance for the full year, notwithstanding the continuing soft economic conditions and related weakness in the construction market, particularly the steep drop in the telescopic handler market." The low end of the range for full year 2001 previously provided by the Company in February 2001 was $1.52 per diluted share.

Strategic Initiatives Update
----------------------------

      The Company reported solid progress during the second quarter 2001 on the strategic initiatives the Board and management have undertaken to enhance shareholder value, including the expansion and leveraging of the Company's multiple distribution channels, the introduction of significant new products, and continuing research and development on products for the compact construction and agricultural equipment marketplaces.

       Gehl reported significant progress in leveraging its existing distribution channels to sell products across the Company's two business segments. The Company added 13 new rural equipment dealers to its distribution network for compact excavators, nearly doubling the number of dealers offering the product, and introduced its mini-loaders to 7 new rural dealers in the second quarter. Gehl also introduced the telescopic handler product, previously only available through Gehl brand construction dealers, to 14 Mustang dealers during the second quarter.

     The Company reported shipments of several new key products in the second quarter of 2001, including the Agri-Loader, which the Company shipped to several new rural equipment dealers, bringing the total number of dealers carrying the product to 34 nationwide. Gehl commenced


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

shipments of its new large skid loader to both Gehl and Mustang dealers and began offering the new Personnel Work Platform System feature on all DL Series Dynalift telescopic handlers shipped during the second quarter. Looking ahead, Gehl plans to begin shipments of new forage harvesting equipment for the agricultural market and will introduce new mid-size models of compact excavators and a Net Wrap feature for round balers in late 2001.

     On July 13, 2001, the Company officially launched its online attachment distribution company, CE Attachments, which operates as an independent web-enabled wholesale distributor of special purpose attachments used on skid loaders, compact excavators and other types of compact construction equipment. As an independent distributor, CE Attachments will market an extensive range of attachments to fit all major makes and models, including Gehl and Mustang brands. CE Attachments offers a range of strategic e-commerce capabilities including on-line product research, financing and technical support through its website, and will coordinate inventory and shipping from a distribution center located in Owatonna, MN. Initial market reception to CE Attachments has been positive.

Strategic Review Process Update
-------------------------------

      As announced on May 9, 2001, Gehl is engaged in the process of reviewing its strategic alternatives, including the possible sale of the Company. Various U.S. and international entities have expressed interest in pursuing a business combination transaction or other strategic relationship with the Company. Gehl is continuing the second stage of the review process.

About Gehl Company
------------------

      Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R) and Mustang(R) brand names. Mustang product information is available at www.mustangmfg.com. CE Attachments information is available at www.ceattach.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).


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
Forward Looking Statements
--------------------------

      Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding future market conditions, the review of the Company's strategic alternatives, and the Company's future sales and earnings, are forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives, unanticipated developments related to the Company's review of its strategic alternatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates, changes in environmental laws, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2001 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.

                               (TABLES TO FOLLOW)


                                              GEHL COMPANY AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                          (in thousands, except per share data)

                                                 For the Second Quarter Ended             For the Six Months Ended
                                                        (unaudited)                             (unaudited)
                                               --------------------------------     ------------------------------------
                                                June 30, 2001     July 1, 2000       June 30, 2001        July 1, 2000
                                               ---------------  ---------------     ---------------    -----------------
NET SALES                                     $      77,363    $      79,080       $      141,079     $      151,134

  Cost of goods sold                                 57,679           57,684              105,168            110,456
                                               ---------------  ---------------     ---------------    -----------------
GROSS PROFIT                                         19,684           21,396               35,911             40,678

  Selling, general
   & administrative expenses                         13,446           11,421               26,198             23,165
                                               ---------------  ---------------     ---------------    -----------------
INCOME FROM OPERATIONS                                6,238            9,975                9,713             17,513

  Interest expense                                   (1,146)          (1,391)              (2,342)            (2,264)

  Interest income                                       489              445                1,018                825

  Other (expense) income, net                          (673)          (1,138)              (1,904)            (1,923)
                                               ---------------  ---------------     ---------------    -----------------
INCOME BEFORE INCOME TAXES                            4,908            7,891                6,485             14,151

  Income tax provision                                1,718            2,762                2,270              4,953
                                               ---------------  ---------------     ---------------    -----------------
NET INCOME                                    $       3,190    $       5,129       $        4,215     $        9,198
                                               ===============  ===============     ===============    =================

EARNINGS PER SHARE

  Diluted                                     $         .58    $         .90       $          .77     $         1.60
                                               ===============  ===============     ===============    =================
  Weighted average number of common
    shares and common stock equivalents               5,529            5,685                5,508              5,737


  Basic                                       $         .60    $         .93       $          .79     $         1.65
                                               ===============  ===============     ===============    =================
  Weighted average number of common
    shares                                            5,341            5,520                5,337              5,560

                                              GEHL COMPANY AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (in thousands)

                                                   June 30, 2001           December 31, 2000             July 1, 2000

                                                    (unaudited)               (audited)                  (unaudited)
                                                 -------------------     ---------------------        -----------------
ASSETS
  Cash                                          $          4,268        $            2,590           $        3,885

  Accounts receivable - net                               99,169                    69,546                   86,093

  Inventories                                             37,492                    45,598                   41,109

  Deferred tax assets                                      8,078                     8,078                    8,431

  Other current assets                                     9,900                    17,185                   16,496
                                                 -------------------     ---------------------        -----------------
    Total current assets                                 158,907                   142,997                  156,014

  Property, plant and equipment - net                     44,517                    46,172                   43,090

  Intangible assets                                       12,759                    13,086                   15,334

  Other assets                                            16,031                    20,463                   17,566
                                                 -------------------     ---------------------        -----------------
    TOTAL ASSETS                                $        232,214        $          222,718           $      232,004
                                                 ===================     =====================        =================

LIABILITIES AND SHAREHOLDERS'
 EQUITY

  Total current liabilities                     $         56,227        $           50,027           $       56,641

  Long-term debt obligations                              59,571                    60,885                   62,233

  Deferred income taxes                                    5,096                     5,096                    3,949

  Other long-term obligations                              3,940                     3,692                    6,017

  Total shareholders' equity                             107,380                   103,018                  103,164
                                                 -------------------     ---------------------        -----------------
    TOTAL LIABILITIES AND                       $        232,214        $          222,718           $      232,004
      SHAREHOLDERS' EQUITY                       ===================     =====================        =================

                                           GEHL COMPANY AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (in thousands)

                                                                                    For the Six Months Ended
                                                                                         (unaudited)
                                                                          -----------------------------------------
                                                                            June 30, 2001           July 1, 2000
                                                                          -----------------      ------------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                          $        4,215         $       9,198

     Adjustments to reconcile net income to net cash provided by (used for) operating activities:

         Depreciation                                                             2,511                 2,482

         Amortization                                                               369                   438

         Proceeds from sales of finance contracts                                57,874                40,656

         Increase in finance contracts receivable                               (47,980)              (49,112)

         Cost of sales of finance contracts                                       2,201                 2,117

         Net change in remaining working capital items                          (16,006)              (22,755)
                                                                          -----------------      ------------------
           Net cash provided by (used for) operating activities                   3,184               (16,976)
                                                                          -----------------      ------------------

   CASH FLOWS FROM INVESTING ACTIVITIES:

     Property, plant and equipment additions, net                                (2,100)               (8,544)

     Other                                                                        1,485                   284
                                                                          -----------------      ------------------
           Net cash used for investing activities                                  (615)               (8,260)
                                                                          -----------------      ------------------

   CASH FLOWS FROM FINANCING ACTIVITIES:

     (Repayment of) proceeds from line of credit facility                        (1,150)               31,228

     Proceeds from issuance of common stock                                         147                   406

     Purchase of treasury stock                                                       -                (3,864)

     Other                                                                          112                   341
                                                                          -----------------      ------------------
           Net cash (used for) provided by financing activities                    (891)               28,111
                                                                          -----------------      ------------------
     Net increase in cash                                                         1,678                 2,875

     Cash, beginning of period                                                    2,590                 1,010
                                                                          -----------------      ------------------
     Cash, end of period                                                 $        4,268         $       3,885
                                                                          =================      ==================


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